AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2006 REGISTRATION STATEMENT NO. 333-77016

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PRINCETON REVIEW, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	22-3727603
(State Or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2315 Broadway
New York, New York  10024
 (Address of Registrant’s Principal Executive Offices)

The Princeton Review, Inc. 401(k) Employee Savings Plan
 (Full Title of the Plan)

John S. Katzman
Chairman and Chief Executive Officer
The Princeton Review, Inc.
2315 Broadway
New York, New York  10024
(212) 874-8282
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John P. Schmitt, Esq.
Patterson Belknap Webb & Tyler LLP
1133 Avenue of the Americas
New York, New York 10036-6710
(212) 336-2000

TERMINATION OF REGISTRATION

                    The Princeton Review, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 18, 2002, File No. 333-77016 (the “Registration Statement”), in order to deregister certain of the 400,000 shares of the Company’s common stock, $.01 par value (the “Common Stock”) and interests in The Princeton Review, Inc. 401(k) Employee Savings Plan (the “Plan”) that were originally registered pursuant to the Registration Statement.

                    On February 18, 2004, the Company stock investment fund feature of the Plan was eliminated.  Accordingly, as of February 18, 2004, no further investments may be made under the Plan in the Common Stock.  In addition, as of June 30, 2004, any remaining funds previously invested in the Company stock investment fund were transferred out of such investment fund.  As a result, as of June 30, 2004, no Common Stock of the Company is held under the Plan.  Thus, this Post-Effective Amendment is being filed to deregister all Plan interests and the shares of Common Stock that have not been issued under the Plan.

I-1

SIGNATURES

The Registrant.     Pursuant to the requirements of the Securities Act of 1933, The Princeton Review, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 24th day of July, 2006.

THE PRINCETON REVIEW, INC.

By:	/s/ John S. Katzman

Name:	John S. Katzman
Title:	Chairman and Chief Executive
Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John S. Katzman	Chairman and Chief Executive Officer (Principal Executive Officer)	July 24, 2006

John S. Katzman

/s/ Andrew J. Bonanni	Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2006

Andrew J. Bonanni

*

Richard Katzman	Director	July 24, 2006

*

John C. Reid	Director	July 24, 2006

*

Richard Sarnoff	Director	July 24, 2006

*

Sheree T. Speakman	Director	July 24, 2006

*

Howard A. Tullman	Director	July 24, 2006

*	By:	/s/ John S. Katzman

John S. Katzman
Attorney-in-fact

The Plan.     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of July, 2006.

THE PRINCETON REVIEW, INC.
401(k) EMPLOYEE SAVINGS PLAN

By:	/s/ John S. Katzman

Name:	John S. Katzman
Title:	Chairman and Chief Executive Office